Exhibit 99.1

Immersion Corporation Reports Fourth Quarter 2007 Financial Results

SAN JOSE, Calif.--(BUSINESS WIRE)--Immersion Corporation (NASDAQ:IMMR), a leading developer and licensor of touch feedback technology, today announced its fourth quarter 2007 financial results. Revenues were $9.9 million for the quarter ended December 31, 2007 or 15 percent higher when compared to revenues of $8.6 million for the fourth quarter of 2006.

Net income for the fourth quarter was $0.5 million compared to a net loss of $(2.0) million for the fourth quarter of 2006. Diluted earnings per share were $0.02 for the quarter compared to $(0.08) loss per share for the fourth quarter of 2006.

Revenues were $34.7 million for the year ended December 31, 2007 compared to revenues of $27.9 million for the year ended December 31, 2006, an increase of 25 percent. Net income for the year ended December 31, 2007 was $117.0 million, or $3.71 diluted earnings per share, compared to a net loss of $(10.4) million, or $(0.42) loss per share, for the year ended December 31, 2006.

As of December 31, 2007, Immersion had cash, cash equivalents, and short-term investments totaling $138.1 million compared to $137.2 million as of September 30, 2007.

“In 2007, Immersion achieved revenue growth of 25 percent and profitability in each of the four quarters,” said Victor Viegas, Immersion CEO, president, and chairman of the board. “We have substantial organic growth opportunities in our medical, mobility, and touch interface products businesses. We have a strong balance sheet that allows us to increase investment in new product development and in sales and marketing to drive a faster pace of customer adoption of our products and technologies worldwide.”

The Company has determined that a correction is needed to the previously issued financial reports for the three months ended March 31, 2007 and for the six and nine months ended June 30, 2007 and September 30, 2007, respectively. The Company has determined that in the March 31, 2007 quarter, it understated income tax expense by $6.6 million. The net correction was the result of overestimating state income tax expense, offset by an error in releasing valuation allowance to income tax expense related to stock option deductions for prior years. This correction has no effect on revenue, operating income, or cash balances. The impact of these corrections is to increase previously reported income tax expense by $6.6 million, reduce income tax liability by $0.7 million, increase deferred tax assets by $0.3 million, and increase stockholders’ equity by a net $1.0 million. Please refer to the Form 8-K filed with the Securities and Exchange Commission today for details on the correction. The Company’s consolidated financial statements as of and for the year ended December 31, 2007 reflect the impact of the correction described in the Form 8-K.

Immersion will host a conference call with company management on Thursday, February 28, 2007 at 5:00 p.m. Eastern time to discuss operating results for the fourth quarter ended December 31, 2007. A question and answer session will follow. To listen to the call, dial +1 800.374.2366 approximately five minutes prior to the start of the call and enter confirmation number 29315103. The call will be archived and available for replay until March 7, 2008, by dialing +1 800.642.1687 and entering confirmation number 29315103. The call will also be simulcast on the Internet through Immersion Corporation’s Web site, http://www.immersion.com. An audio replay of the call will be archived and available at www.immersion.com for replay until February 28, 2009.

About Immersion (www.immersion.com)

Founded in 1993, Immersion Corporation is a recognized leader in developing, licensing, and marketing digital touch technology and products. Using Immersion’s advanced touch feedback technology (www.immersion.com/corporate/products/), electronic user interfaces can be made more productive, compelling, entertaining, or safer. Immersion’s technology is deployed across automotive, entertainment, industrial controls, medical training, mobility, and three-dimensional simulation markets. Immersion’s patent portfolio includes over 700 issued or pending patents in the U.S. and other countries.

Forward-Looking Statements

This press release contains “forward-looking statements” that involve risks and uncertainties as well as assumptions that, if they never materialize or prove incorrect, could cause the results of Immersion Corporation and its consolidated subsidiaries to differ materially from those expressed or implied by such forward-looking statements.

All statements, other than the statements of historical fact, are statements that may be deemed forward-looking statements, including any projections of earnings, revenues, profitability targets or other financial matters; any statements of the plans, strategies, and objectives of management for future operations; any statements relating to Immersion’s ability to maintain effective internal control over financial reporting and disclosure controls and procedures; any statements regarding consumer or market acceptance of touch feedback products in general; future development of force feedback products; proposed products or services; any statements regarding future economic conditions or performance; and statements of belief or assumptions underlying any of the foregoing. Immersion’s actual results might differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with Immersion’s business, which include but are not limited to delay in or failure to achieve commercial demand for Immersion’s expanded technology offerings; a delay in or failure to achieve the acceptance of force feedback as a critical user experience in new and existing markets for our business segments; and risks and uncertainties associated with ongoing and prospective litigation.

For a more detailed discussion of these factors and other factors that could cause Immersion’s actual results to vary materially, interested parties should review the risk factors listed in Immersion’s most current Form 10-Q, which is on file with the U.S. Securities and Exchange Commission. The forward-looking statements in this press release reflect Immersion’s beliefs and predictions as of the date of this release. Immersion disclaims any obligation to update these forward-looking statements as a result of financial, business, or any other developments occurring after the date of this release.

Immersion and the Immersion logo are trademarks of Immersion Corporation in the U.S. and other countries.

Immersion Corporation
Condensed Consolidated Balance Sheets
(In thousands)

	December 31,	December 31,
	2007	2006
	(Unaudited)	(1)
ASSETS
Cash and cash equivalents	$86,493	$32,012
Short-term investments	51,619	-
Accounts receivable, net	5,494	5,153
Inventories, net	3,674	2,639
Deferred income taxes	3,351	-
Prepaid expenses and other current assets	3,036	1,179
Total current assets	153,667	40,983

Property and equipment, net	2,112	1,647
Deferred tax assets, net	4,031	-
Intangibles and other assets, net	8,558	7,385

TOTAL ASSETS	$168,368	$50,015

LIABILITIES
Accounts payable	$1,657	$2,334
Accrued compensation	1,828	1,526
Income taxes payable	534	-
Other accrued liabilities	2,095	1,750
Deferred revenue and customer advances	4,478	1,716
Total current liabilities	10,592	7,326

Long-term debt	-	18,122
Long-term liabilities and deferred revenue	15,989	32,559
Long-term customer advance from Microsoft	-	15,000
Total liabilities	26,581	73,007

STOCKHOLDERS’ EQUITY (DEFICIT)	141,787	(22,992)

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)	$168,368	$50,015

(1) Derived from Immersion’s annual audited consolidated financial statements.

Immersion Corporation
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months		Years
	Ended December 31,		Ended December 31,
	2007	2006	2007	2006
Revenues:
Royalty and license	$4,019	$2,356	$11,881	$7,304
Product sales	4,242	5,539	18,541	17,083
Development contracts and other	1,629	714	4,280	3,466
Total revenues	9,890	8,609	34,702	27,853

Costs and expenses:
Cost of product sales (exclusive of amortization of intangibles shown separately below)	2,275	2,056	8,808	7,193
Sales and marketing	2,935	3,455	11,493	12,609
Research and development	2,518	2,184	10,056	7,609
General and administrative	3,405	2,506	12,567	10,076
Amortization of intangibles	263	313	1,002	969
Litigation conclusions and patent license	-	(300)	(134,900)	(1,650)
Total costs and expenses	11,396	10,214	(90,974)	36,806

Operating income (loss)	(1,506)	(1,605)	125,676	(8,953)
Interest and other income (expense), net	1,817	(364)	4,830	(1,327)

Income (loss) before provision for income taxes	311	(1,969)	130,506	(10,280)

Benefit (provision) for income taxes	200	(13)	(13,488)	(144)

Net income (loss)	$511	$(1,982)	$117,018	$(10,424)

Basic net income (loss) per share	$0.02	$(0.08)	$4.23	$(0.42)

Shares used in calculating basic net income (loss) per share	30,253	24,662	27,662	24,556

Fully diluted net income (loss) per share	$0.02	$(0.08)	$3.71	$(0.42)

Shares used in calculating fully diluted net income (loss) per share	32,488	24,662	31,667	24,556

CONTACT:
Immersion Corporation
Stephen Ambler, +1-408-467-1900
invest@immersion.com